Exhibit 99.1

January 17, 2013

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

KEVIN CHASE JOINS THE BANK OF HAMPTON ROADS AS SENIOR VICE PRESIDENT - COMMERCIAL BANKING

Over 35 Years of Experience in Commercial Real Estate Finance

Virginia Beach, Virginia, January 17, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Kevin J. Chase has joined BHR’s commercial banking team in Richmond as Senior Vice President – Commercial Banking, reporting to Richard Byrne, President of the Richmond market.  Chase brings over 35 years of experience in commercial real estate finance in Richmond and surrounding areas.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “We are very pleased to welcome Kevin to our team.  He brings a proven track record, deep knowledge of real estate markets in our region, and decades of experience across all aspects of commercial real estate finance, including origination, underwriting, structuring, servicing and workouts.”

Prior to joining BHR, Chase served as Senior Vice President and Commercial Real Estate Relationship Manager with SunTrust Bank in Richmond.  From 1993 to 2008, he served in various positions with Genworth Financial and its predecessors GE Financial Assurance and Life Insurance Company of Virginia.  From 1974 to 1993, Chase worked for commercial mortgage banking firms in Richmond that arranged financings for properties in central Virginia with correspondent life insurance companies and banks.

Chase earned a BS in Commerce from the University of Virginia.  He is a Licensed Virginia Certified General Appraiser and a member of the Richmond Real Estate Group and GRACRE (Greater Richmond Area Commercial Real Estate).  Chase serves on the boards of William Byrd Community House and Virginia Supportive Housing.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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